USPB comments and testimony were impactful	Steers, heifers and mixed sex lots have differing strengths

Cattle Provisions Cut From GIPSA Rule

On November 3, the USDA submitted a modified version of its proposed Grain Inspection Packers and Stockyards Administration (GIPSA) marketing rule to the Office of Management and Budget (OMB) for review. Reports regarding USDA’s action indicate the rule sent to OMB contains four of the five provisions required by the 2008 Farm Bill. These provisions apply to the pork and poultry industries, but do not impact the beef industry. OMB has 45 days to review the rule.

The modified rule also eliminates the ban on packer-to-packer sales, and the requirements to only have one buyer per packer and to maintain records in order to justify the price paid for cattle.

The fifth farm bill provision relates to definitions of unfair practices and undue preference. The USDA postponed action on this provision. These definitions, along with potential language relating to competitive injury, remain a concern to USPB.

…continued on page 4

How Would Japan’s Move to 30 Months Affect ASV Premiums?

In August, USPB announced that it will pay a $35 per head age and source verified (ASV) premium through March 31, 2012. Reflecting the seasonality of supply and demand, USPB’s ASV premium will be adjusted to a $25 per head floor premium for April 2012 and a $20 per head floor for May and June of next year.

Recently, reports from Japan indicated that it is considering allowing imports of product from cattle less than 30 months of age from the U.S. As we said in announcing our ASV premiums in August, if the border opens to product from cattle under 30 months of age, we will assess the ASV pricing structure and subsequent premium implementation schedule as needed. However, our intentions at this time are to maintain the premium schedule we announced through June 2012, so we encourage you to continue age verifying calves.

…continued on page 4

Looking at Gender Differences

By Brian Bertelsen, Vice President of Field Operations

Many factors go into deciding whether to feed steers, heifers or mixed sex pens of cattle. When marketed on the USPB grid, each type of cattle has their own strengths and weaknesses.

Table 1 on page 2 summarizes grid performance in Kansas plants for steer, heifer and mixed sex lots during the last five fiscal years on the USPB Base grid. Natural program cattle are not included.

Steers are usually preferred for their superior growth and feedlot performance. As a result, they had the heaviest carcass weight. Their average carcass weight was an impressive 66 pounds heavier than heifers. In turn, their greatest challenge on the grid is Heavyweight discounts.

Over the years, it appears USPB producers are now more selective in the steers they choose to market on the grid, leaning toward those with lighter placement weights and more English breed influence. They had the highest percent black-hided and their in weight was only 16 pounds heavier than heifers.

Although they have the lowest percentage of Choice and Prime, steer lots have less quality grade discounts with the lowest Ungraded, Hard Bone and Over 30 Month percentages. Compared to heifers, they had a larger percentage of Certified Angus Beef (CAB) carcasses due to both a greater black-hided concentration and a slightly higher certification rate within the black individual cattle. As a result, their Quality Grade premium was larger than heifer lots.

Historically, steer lots have had even less Yield Grade 4 and 5 carcasses than heifers. However, during the last few years, they have been very similar.

During the first four years of USPB history, steers had lower subtotal (grid only) premium. However, since then, steers have had a small advantage, as shown in the table on page 2. This change is due in part to feedlots gaining more experience and being more selective in the steers they chose to market on the Base grid. The steer lots also had the greatest concentration of age and source verified (ASV) cattle during the last five years and therefore, the highest total premium of the three cattle types.

Heifer lots are the most popular type of all USPB cattle. I like to describe heifers as being the “easiest” type to market on the USPB grid. They tend to have the highest Yield, or dressing percentage, primarily because they reach maturity and finish, or fatten, quickly. In addition, they eat less feed per day, so they have a little less gut fill.

They have the least Heavyweight discounts, but heifers also have the most Lightweight carcasses. On a per head basis, the Lightweight discount is much smaller because the discount per cwt applies to a lot less pounds per carcass. In general, heifers tend to have a little better Quality Grade than their steer mates. These are all factors that have allowed feedlots to market a greater percentage of their heifer pens on the Base grid including a greater variety of breed types compared to steer pens.

…continued on page 2

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In the early years, USPB saw more steer-heifer differences. See the historical subtotal premium of steers and heifers in Figure 1. However, as feedlots become more experienced, they have adjusted. As a result, they now market heifers with a wider range of breed types and they are more selective on the steers they deliver.

During the past five fiscal years, heifer lots had a lower percentage of black-hided cattle than steers. Heifers were also sorted less as they were delivered in larger lot sizes and had a little more variability in Yield Grades with the most Yield Grade 1 and 2 and similar Yield Grade 4 and 5 percentages compared to steer lots.

Historically, heifers have had the challenge of producing more Yield Grade 4 and 5 discounts. However, it appears feedlots are becoming more experienced in knowing when to harvest heifers. Also, a greater Continental breed influence may be helping to reduce yield grades within the USPB heifer population as well.

Table 1. USPB Base Grid Performance—KS Plants

The other challenge with heifers is Quality Grade discounts. Even though they tend to have more Choice and Prime than steers, they are also high in Ungraded, Hard Bone and Over 30 Month discounts. As a result, their Quality Grade premium has historically been the lowest of all three cattle types nearly every year.

Mixed sex lots have an obvious strength in Quality Grade. This is likely because many of them are home-grown calves with good genetics, retained by ranchers. During the past five years, they averaged an impressive 7.48% Prime along with the most Choice and Prime and CAB percentages. Their genetic potential was also evident in their CAB certification rate. Within the black hided individual cattle from mixed sex lots, 31.8% of them qualified for the brand. In comparison, black hided individuals from steer and heifer lots averaged about 25.6%.

These mixed lots represent the smallest percentage of all USPB cattle. They tend to be delivered in small lot sizes from smaller feedlots. This is likely a factor in their lower yield as small feedlots tend to have a lower dressing percentage. They also have more ASV than the overall company average.

However, mixed sex lots tend to combine the faults, or problems, of both steer and heifer lots. They have about the same lightweights as heifers and a similar amount of heavyweights as steers. They are also the highest in Ungraded, hard bone and over 30 month percentages. One reason for this could be that ranchers sometimes market culled, open replacement heifers together with their calves. Another explanation is that some mixed sex lots are simply put together cattle with a really wide variety of type, kind and age.

Even with these challenges, mixed sex lots had comparable subtotal premium compared to steers and heifers. When ASV premiums are added, they had the second highest total premium per head, primarily driven by their superior Quality Grade premium.

Each type of cattle has their own strengths and weaknesses when marketed on the USPB grid. Feedlots have gained experience in better understanding these differences and have adjusted how they manage different types of cattle to successfully market each of them on the USPB grid.♦

FY 2007-2011	Steers	Heifers	Mixed
Black-Hided, %	76.06	73.53	71.48
In Weight, lb.	736	720	699
Days Fed	166	151	167
Live Weight, lb.	1321	1215	1256
Carcass Weight, lb.	845	779	801
Yield, %	63.95	64.10	63.78
Prime, %	2.84	2.85	7.48
Choice & Prime, %	68.95	70.21	76.68
CAB, %	20.14	18.16	22.74
Ungraded, %	1.52	2.39	2.46
Hard Bone, %	0.17	0.69	1.42
Over 30 Months, %	1.01	1.19	4.29
Yield Grade 1, %	7.51	9.13	7.25
Yield Grade 2, %	35.77	36.03	34.73
Yield Grade 3, %	45.61	43.05	43.93
Yield Grade 4, %	10.20	10.60	12.30
Yield Grade 5, %	0.91	1.19	1.79
Lightweight, %	0.16	0.64	0.63
Heavyweight, %	3.71	0.78	2.99
Quality Grade, $/hd.	20.91	17.19	27.00
Yield, $/hd.	10.80	12.85	6.66
Yield Grade, $/hd.	-3.76	-3.47	-6.00
Out Weight, $/hd.	-5.19	-1.71	-4.60
Steer/Heifer, $/hd.	2.57	0.00	0.38
Subtotal Prem., $/hd.	25.33	24.86	23.44
ASV Prem., $/hd.	9.12	3.17	8.37
Total Prem., $/hd.	34.45	28.03	31.81

U.S. Premium Beef, LLC

Annual Meeting Pre-Registration Form

December 6 & 7, 2011

Kansas City Airport Hilton, Kansas City, MO

Please complete and fax or mail to the USPB office by November 30, 2011.

Unitholder or Associate Name:
Name of Attendee:
Address:
City, State Zip:
Phone:	E-Mail Address:

Events:	Additional Registrations:
Producer Education Forum:	This meeting is open only to USPB unitholders and associate producers, family members and employees.
Balancing Feedlot & Grid Economics
Age & Source Verification Update
December 6—4:30 p.m.
_____ Number of people attending	Name:

Reception
December 6—6:30 p.m.	Relationship:
_____ Number of people attending

Morning Sessions	Name:
December 7—8:15 a.m.
_____ Number of people attending
Relationship:
Lunch & National Beef Presentation
December 7—11:15 a.m.
_____ Number of people attending	Name:

USPB Business Meeting
December 7—12:30 p.m.	Relationship:
_____ Number of people attending

Please complete form and return to:

U.S. Premium Beef, LLC, P.O. Box 20103, Kansas City, MO 64195

(866) 877-2525 phone • (816) 713-8810 fax

How would Japan’s Move to 30 Months…	continued from page 1

As has always been the case, USPB’s ASV premium is dependent upon the Japanese trade remaining open to U.S. beef products and our plants continuing to be approved to export to Japan. We continue to review this premium based on market conditions.

To help National Beef more efficiently market ASV product to Japan, USPB provides an estimate of the number of ASV cattle our producers will deliver. Please call our office at 866-877-2525 when ASV cattle are placed on feed to let us know the approximate number you, or your feedyard, plan on delivering to ensure they have a reservation in our program. You will still need to have access to the necessary number of delivery rights.♦

Cattle Provisions Cut From GIPSA Rule…	continued from page 1

“Without question, USPB played an important role in this favorable outcome,” noted USPB CEO Steve Hunt. “The communications from USPB unitholders and associates, who market cattle through our company, to members of Congress and the USDA, as well as our testimony to Congress and meetings with the Administration, had a significant impact on the changes made to the original proposed rule” Hunt added. “Thank you for that effort. We will continue to monitor future developments on this proposed rule.”♦

USPB Non-Conditional Unit Trade Report
DR = Delivery Rights; FY = Fiscal Year	FY 2012 Trades	Most Recent Trades
# Class A Units (DR available this FY)	0	30
Avg. Price Per Unit	0	$210.00
# Class A Units (DR available next FY)	0	1,670
Avg. Price Per Unit	0	$204.82
# Class B Units	200	200
Avg. Price Per Unit	$503.50	$503.50
* Visit www.AgStockTrade.com for a history of USPB online unit sales.
Benchmark Performance Data Table
Base Grid Cattle Harvested in KS Plants 10/09/11 to 11/05/11
(Numbers in Percent)	Base Grid
	All	Top 25%
Yield	64.48	64.92
Prime	4.11	8.64
CH & PR	70.19	84.81
CAB	19.40	31.23
BCP	14.25	16.30
Ungraded	1.90	1.10
Hard Bone	1.12	0.48
YG1	13.41	6.34
YG2	41.57	36.08
YG3	36.21	44.64
YG4	8.12	11.89
YG5	0.69	1.05
Light Weight	0.27	0.18
Heavy Weight	2.41	2.00
Average Grid Premiums/Discounts ($/Head)
Quality Grade	$33.65	$68.31
Yield Benefit	$14.53	$24.74
Yield Grade	-$3.83	-$7.53
Out Weight	-$3.53	-$2.88
ASV	$5.49	$12.82
Natural	$0.83	$2.53
Total Premium	$47.14	$97.99
Did You Know... ✓If you have delivery rights you do not plan on using in fiscal year 2012 and would like USPB to help you get them leased to other producers, please call our office at 866-877-2525.♦